UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2018

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180

Orlando, Florida 32835

(Address of principal executive offices, including zip code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2018, Hilton Grand Vacations Inc. (the “Company”), HNA Tourism Group Co., Ltd. (“HNA”) and HNA Holdco I LLC (the “Selling Stockholder”), an affiliate of HNA, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Representatives”), as representatives of the several underwriters (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Selling Stockholder 22,250,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company at a price of $44.74688 per share.

The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

The Company, HNA and the Selling Stockholder made certain representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses, and may currently be, or may in the future be, lenders to us under facilities that we have entered into or may in the future enter into from time to time.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, Mr. Yasheng Huang, a director designated by HNA to the Company’s Board of Directors pursuant to a stockholders agreement between the Company and HNA, resigned at the request of HNA, effective upon the closing of the offering referenced above. As disclosed in a Form 8-K filed with the Commission on March 13, 2018, Mr. Kenneth Tai Lun Wong, the other director designated by HNA to the Company’s Board of Directors, also resigned effective upon the closing of the offering referenced above.

Item 8.01.	Other Events.

Concurrent with the offering, the Selling Stockholder granted to the Company an option to repurchase from the Selling Stockholder, in a privately negotiated transaction, up to 4,340,000 shares of its common stock pursuant to a Master Amendment and Option Agreement previously disclosed in a Form 8-K filed with the Commission on March 13, 2018. The Company exercised this option with respect to 2,500,000 shares (the “Share Repurchase”). The purchase price for the shares covered by the Share Repurchase is $44.74688 per share, which is the price per share at which the Underwriters will purchase shares of Common Stock from the Selling Stockholder in the offering. The shares repurchased by the Company in the Share Repurchase will be retired. The offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the closing of the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Amendment, dated March 14, 2018, by and among Hilton Grand Vacations Inc., HNA Tourism Group Co., Ltd., HNA HLT Holdco I LLC and the Representatives of the Underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, Chief Legal Officer and Secretary

Date: March 14, 2018